Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(160,806,270)
Realized Trading Gain (Loss) on Swaps	(131,620,744)
Unrealized Gain (Loss) on Market Value of Futures	29,487,378
Unrealized Gain (Loss) on Market Value of Swaps	25,515,485
Dividend Income	30,349
Interest Income	30,206
ETF Transaction Fees	13,000
Total Income (Loss)	$(237,350,596)

Expenses
Investment Advisory Fee	$953,961
Brokerage Commissions	476,721
Tax Reporting Fees	179,508
NYMEX License Fee	42,774
Prepaid Insurance Expense	23,255
Audit Fees	12,274
Non-interested Directors' Fees and Expenses	12,256
SEC & FINRA Registration Expense	8,680
Legal Fees	222
Total Expenses	$1,709,651
Net Gain (Loss)	$(239,060,247)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$2,349,900,689
Additions (53,400,000 Units)	289,440,260
Withdrawals (2,800,000 Units)	(15,059,625)
Net Gain (Loss)	(239,060,247)

Net Asset Value End of Period	$2,385,221,077
Net Asset Value Per Unit (442,600,000 Units)	$5.39

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502